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                                                                    EXHIBIT 23.2

                       SHATSWELL, MACLEOD & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use of this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Independent Bank Corp. (the "Registration Statement") of our report dated October 28, 2003 (except for Note 19 which is dated March 12, 2004) relating to the consolidated financial statements of Falmouth Bancorp, Inc., which appears in such Registration Statement, and to the incorporation by reference of such report in the Registration Statement, which appears in Falmouth Bancorp, Inc.'s annual report on Form 10-KSB/A for the year ended September 30, 2003. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.


                                          /s/ Shatswell, MacLeod & Company, P.C.
                                              SHATSWELL, MACLEOD & COMPANY, P.C.



West Peabody, Massachusetts
April 26, 2004




           83 PINE STREET, WEST PEABODY - MASSACHUSETTS 01960-3635 -
              TELEPHONE (978) 535-0206 - FACSIMILE (978) 535-9908

                   smc@shatswell.com        www.shatswell.com